                                                                  EXHIBIT 10.39

                    TRW AUTOMOTIVE BENEFITS EQUALIZATION PLAN

                           Effective February 28, 2003

1.    PURPOSE. The TRW Automotive Benefits Equalization Plan (the "Plan"), is
established effective as of February 28, 2003 (but in no event earlier than the
"Closing Date", as hereinafter defined), to provide supplemental retirement and death benefits to those management and highly-compensated employees of TRW
Automotive US LLC and certain members of its controlled group ("TRW Automotive")
whose benefits under the TRW Automotive Retirement Savings Plan (the "Savings
Plan") are limited by reason of:

      a.    the limitations on compensation under ss.401(a)(17) of the Internal
Revenue Code of 1986 ("Code");

      b.    the dollar limitations on elective deferrals under Code
ss.402(g)(1);

      c.    the limitations on the amount that TRW Automotive can contribute as
"Matching Contributions" as defined under the Savings Plan without exceeding the amount provided by Code ss.415(c)(1)(A); and

      d.    the exclusion of compensation otherwise included as "Compensation"
under the Savings Plan due to the fact that (i) such compensation was deferred under the provisions of the TRW Automotive Deferred Compensation Plan ("DC
Plan") rather than received or (ii) a determination was made by TRW Automotive that such inclusion could violate the regulations under Code ss.401(a)(4).

      Additionally, the Plan will assume obligations and provide benefits to certain management and highly-compensated employees of TRW Automotive who participated in, and maintained accounts under, the TRW Benefit Equalization
Plan (the "TRW BEP") as of the "Closing Date" under the Master Purchase
Agreement, dated November 18, 2002, by and between Northrop Grumman Corporation and BCP Acquisition Company LLC (the "Closing Date"), in accordance with the terms of the Employee Matters Agreement attached as an Exhibit thereto.
Notwithstanding anything to the contrary herein, in no event shall the Plan be effective prior to the Closing Date.

      The Plan is unfunded for tax purposes and for purposes of Title I of the
Employee Retirement Income Security Act ("ERISA") and is designed to provide benefits which mirror the provisions of the Savings Plan but cannot be paid from the Savings Plan because of certain Code limitations.

2.    ELIGIBILITY. An employee of TRW Automotive will be eligible to participate in the Plan for a calendar year, provided he or she is otherwise eligible and has elected to participate in the Savings Plan and has timely elected to participate in the Plan, if (i) his or her base pay and other compensation paid or deferred in the immediately preceding calendar year exceeds the compensation limitations of Code ss.401(a)(17) for such year; (ii) he or she is a full-time active, salary employee of TRW Automotive who participates in the TRW Automotive
Operational Incentive Plan at Level III or above in the immediately preceding calendar year; or (iii) he or she participated in, and maintained an account under the TRW BEP as of the Closing Date. Once an employee has timely elected to participate in the Plan (or, if applicable, the TRW BEP), he or she will continue to be eligible to participate in the Plan in subsequent years even if his or her base pay and other compensation paid (or deferred) falls below the compensation

limit of Code ss.401(a)(17) or he or she ceases to participate in the TRW
Automotive Operational Incentive Plan at Level III or above, subject to a determination by the Committee or its delegate that the employee's participation must cease in order to preserve the Plan's status as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. However, if an employee fails to timely elect to participate in the Plan upon becoming eligible, such employee will cease to be eligible to participate in the Plan if his or her base pay and bonus paid (or deferred) falls below the compensation limit of Code
ss.401(a)(17) or he or she otherwise ceases to participate in the TRW Automotive
Operational Incentive Plan at Level III or above.

3.    ACCOUNTS.

      a.    An account ("Account") shall be established in the name of each eligible employee who has timely elected to participate (a "Participant") into which shall be credited the following amounts:

            i.    that percentage of the Participant's current compensation
      which the Participant elected to contribute to the Savings Plan as
      "Elective Deferrals" and that percentage of the Participant's current compensation which the Company would have contributed to the Savings
      Plan as "Matching Contributions" (both terms as defined under the
      Savings Plan) to the extent that such amounts cannot be contributed to the Savings Plan due to any of the reasons identified in Section 1;
      provided, however, that (A) for a Participant who is eligible to make an additional Elective Deferral to the Savings Plan pursuant to Code
      Section 414(v) ("catch-up contribution"), in determining the amount that may be contributed to the Savings Plan (for purposes of applying this Section 3.a.i.), the dollar limitation on Elective Deferrals under Code Section 402(g) shall be increased by the "applicable dollar amount" for the year, as defined in Code Section 414(v)(2)(B); (B) the percentage of the Participant's compensation credited to the Account, when combined with the percentage elected under the Savings Plan, may not at any time be greater than that amount of "Elective Deferrals"
      which the Participant would be permitted to contribute, as a highly-compensated Participant, to the Savings Plan without regard to the above-referenced limitations; and (C) the Matching Contributions credited to the Account shall be reduced by any amounts actually contributed for the Participant by the Company to the Savings Plan as
      Matching Contributions; plus

            ii.   investment performance on a daily basis on the amounts
      credited under Section 3.a.i. above in accordance with the
      Participant's election as provided in Section 4 below; plus

            iii.  in the case of a Participant who was a participant in, and maintained an account under, the TRW BEP, an additional amount equal to the Participant's account under the TRW BEP as of the Closing Date, which amount shall be adjusted for future investment performance in accordance with the Participant's election as provided in Section 4 below.

      b.    The Participant's annual election to participate in the Plan by having his Account credited as provided in Section 3.a. shall be filed with
Putnam Fiduciary Trust Company ("Putnam") in a prescribed manner and shall be filed at such time as the Committee may specify, but in all cases prior to the time such compensation is to be earned by the Participant. No changes in the percentage of compensation credited to the Account shall be made during the plan year following the election, unless the Participant elects zero percent. For this purpose, "plan year" means the calendar year; provided, however, that the first plan year for

the Plan shall be a short plan year beginning on the Closing Date and ending on
December 31, 2003.

      c.    Participants who were employees of TRW Automotive on the Closing
Date shall have, at all times, a nonforfeitable interest in the amounts credited to their Accounts, subject to the provisions of Section 6.e. An employee who is on layoff on the Closing Date and is rehired within 12 months of the date of such layoff shall be considered an employee of TRW Automotive on the Closing
Date for purposes of this Section. However, an employee will cease to be considered an employee of TRW Automotive on the Closing Date if he or she voluntarily terminates employment or is discharged and is later rehired by TRW
Automotive, but only with respect to contributions to his or her Account on or after the rehire date.

      Subject to the provisions of Section 6.e, Participants who were not employees of TRW Automotive on the Closing Date shall have, at all times, a nonforfeitable interest in the amounts credited to their Accounts which are attributable to Elective Deferrals and shall have a nonforfeitable interest in the amounts credited to their Accounts which are attributable to Matching
Contributions in accordance with the following schedule:

               Years of Service                    Percent Vested
               -----------------                   --------------
               Less than 1                         0%
               1 but less than 2                   20%
               2 but less than 3                   40%
               3 but less than 4                   60%
               4 but less than 5                   80%
               5 or more                           100%

For purpose of this schedule, a Participant's "years of service" shall be determined under the Savings Plan.

      Notwithstanding anything to the contrary herein, Participants shall have a nonforfeitable interest in the amounts credited to their Accounts if their employment with TRW Automotive is terminated involuntarily prior to the eighteen-month period following a "change of control" (as defined by the Savings
Plan).

      d.    Participants shall receive, no less frequently than quarterly, a statement of their Account within a reasonable period after the end of each calendar quarter.

4.    EARNINGS. Each Participant in the Plan may elect to have monies credited to his or her Account based upon the performance of the same investment fund options offered to Participants under the Savings Plan; provided, however, that the investment funds available for Plan account crediting purposes are those funds under the Savings Plan that have been approved for the Plan by the
Committee. Such election may be made by allocating the entire Account to one of the earnings options or by allocating the Account between selected investment fund options in one percent multiples. Each Participant may change his or her election on a daily basis with Putnam through its online or automated voice response unit or through a Plan Customer Service Representative.

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5.    TIME OF PAYMENT.

      a.    Except as otherwise provided herein, payment of the Account to the
Participant (or, in the event of his death, to his beneficiary as designated in writing to the Committee) shall be made as of the end of January following the following events:

            i.    the Participant's becoming disabled as defined by the terms and conditions of the Savings Plan;

            ii.   the death of the Participant; or

            iii.  the termination of the Participant's employment with TRW
      Automotive through retirement or otherwise.

      b.    Notwithstanding Section 5.a.iii., if the Participant's termination of employment is the result of the divestiture of the unit or operations of TRW
Automotive where the Participant worked prior to termination of employment and the Participant obtains employment with the entity that acquired such operations
("successor employer"), the Plan benefit shall not be payable until such
Participant's termination of employment with the successor employer, except as provided under Section 6.d or as otherwise permitted by the Committee.

      c.    Notwithstanding the above, the Directors/Committee, upon determining that the Participant has suffered an emergency event beyond his control which would impose an immediate and heavy financial hardship if the payment of his benefits were not made, may pay to the Participant that part of his Account which is needed to satisfy such hardship. Further, for purposes of Section
5.a.iii, a Participant's employment with TRW Automotive will not be deemed to have terminated following the Participant's layoff until the earlier of the end of the twelve-month period following layoff (without a return to TRW Automotive employment) or the date on which the Participant retires under any pension plan sponsored by TRW Automotive.

6.    PAYMENT OF BENEFITS.

      a.    Subject to Section 6.b., the automatic form of payment of monies in the Account in the event of a termination of employment due to retirement shall be ten equal annual installments, payable during the month of January; provided, however, that the Participant can petition the Directors or the Committee (or their delegate) at any time at least two months prior to the Participant's eligibility for payout from the Savings Plan to change such payment to any lesser number of annual installments or to a single sum. If annual installments are paid, the balance of the Account shall continue to be credited with investment performance as previously elected by the Participant in accordance with Section 4. The form of payment of monies in the Account for a termination of employment other than retirement shall be a single sum, payable during the month of January following termination of employment. If a Participant's employment terminates due to layoff, payment of monies in his Account will be made in a single sum during the month of January following the end of the
12-month period following layoff; provided, however, that if a Participant retires during the 12-month period following layoff, payment will be made in accordance with the automatic form of payment for retirements. The form of payment of monies in the Account in the event that a Participant's termination of employment occurs due to his death shall be a single sum, payable during the month of January following the Participant's date of death; provided, however, that if a participant shall die while receiving retirement installments, installments shall continue to the beneficiary or estate until the Account is completely paid out.

      b.    Upon approval by the Directors/Committee, any election of a form of payment other than the automatic form of payment for a retirement provided in this Section shall be irrevocable.

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      c.    Payment of the Account shall be made in the form of cash.

      d.    If the balance in the Participant's Account under the Plan, determined as of any of the events described in Section 5.a. above or following payment of any retirement installment payment, is less than $5,000, said Account balance shall automatically be paid out in a single sum in the first January following said event or installment payment.

      e.    Payments under the Plan shall be made by TRW Automotive US LLC, with any appropriate reimbursement being made by the members of the controlled group of which TRW Automotive US LLC is a part. The Plan shall be unfunded, and TRW
Automotive shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to assure the payment of any amounts under the Plan, Participants in the Plan have the status of general unsecured creditors of TRW Automotive and the Plan constitutes a mere promise by
TRW Automotive to make benefit payments in the future.

7.    NON-ALIENATION OF BENEFITS. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, in advance of actual receipt, any Plan benefit. Any such attempted assignment or transfer shall be ineffective; TRW Automotive's sole obligation under the Plan shall be to pay benefits to the Participant, his beneficiary or his estate, as appropriate. No part of any Plan benefit shall, prior to actual payment, be subject to the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person; nor shall any Plan benefit be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, except as required or permitted by law.

8.    DIRECTORS/COMMITTEE. For purposes of the Plan, "Directors" shall mean the
Compensation Committee of the Directors of TRW Automotive US LLC (or any such other committee which the Board may establish for this purpose) with respect to the approval of benefits of any Participant who is, or ever was, either a
Director of TRW Automotive, a member of the Chief Executive Office, or a member of the Management Committee. With respect to the approval of benefits of other
Participants, "Committee" shall refer to a Special Committee consisting of those three employees of TRW Automotive who occupy the most senior positions in the
Company Staff Finance, Human Resources, and Law Departments (or any such other committee which the Board may establish for this purpose). The Committee or its delegate shall interpret the provisions of the Plan, determine the rights and status of Participants and beneficiaries hereunder, and handle the general administration of the Plan. Such interpretations and determinations shall be final and conclusive as to all interested persons.

9.    CLAIMS PROCEDURE. If a claim for a Plan benefit is denied, in whole or in part, a written notice of denial provided to the Participant shall state the reasons for denial, a description of any additional material or information required; and an explanation of the claim review procedure. Any person whose claim, upon his written request for review, is again denied may make a second request for review. A decision on such second request shall normally be made within sixty days.

10.   AMENDMENT AND TERMINATION. Nothing herein shall be construed to constitute a contract between TRW Automotive and the Participants to continue the Plan, and the Directors of TRW Automotive US LLC, in their sole discretion, may terminate or discontinue the Plan at any time and may at any time and from time to time amend any or all of its provisions; provided, however, that no termination or amendment shall reduce amounts credited prior to such termination or amendment.

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11.   MISCELLANEOUS PROVISIONS.

      a.    As used in this document, the masculine gender shall include the feminine and the singular shall include the plural. To the extent that any term is not defined under the Plan, it shall have the same meaning as defined in the
Savings Plan.

      b.    Employment rights with TRW Automotive shall not be enlarged or affected by the existence of the Plan.

      c.    In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions.

d.    The Plan shall be governed by the laws of the State of Michigan, to the extent not preempted by ERISA.

      Dated the 28th day of February, 2003.

                                       TRW AUTOMOTIVE U.S. L.L.C.

                                       By: /s/ Steve Kiwicz
                                          -------------------------------
                                       Title: Vice President of Compensation
                                              and Benefits

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